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                          CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED FOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IS AN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                          CONVERTIBLE PROMISSORY NOTE


$4,000,000                                                     November 12, 1997
Redwood Shores, California

          FOR VALUE RECEIVED, Network Computer, Inc., a Delaware corporation ("MAKER" or "NCI"), promises to pay to the order of Middlefield Ventures, Inc., a Delaware corporation ("HOLDER" or "MALLARD"), the principal sum of Four Million Dollars ($4,000,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to the lesser of (a) 5.0% or (b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee or interest is payable. Payment shall be made by Maker to Holder at the offices of Mallard, located at 2200 Mission College Blvd., Santa Clara, California 95052, or to such other office and account of Holder as it from time to time shall designate in a written notice to Maker.

          This Note is issued pursuant to that certain Convertible Note Purchase Agreement dated as of November 12, 1997, between Maker and Holder (the "AGREEMENT"). Terms used herein have the meanings assigned to those terms in the Agreement, unless otherwise defined herein.

          The terms of payment of principal and accrued interest shall be in accordance with the terms and conditions of the Agreement. Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest then due and payable with the remainder applied to principal. Prepayment of the principal, together with accrued interest, may be made at any time without penalty or premium, subject to Section 3.03 of the Agreement.

          The unpaid principal on this Note (or any portion thereof) shall be convertible at the election of Holder into shares of NCI Series D Preferred Stock pursuant to the terms and conditions set forth in the Agreement.

          If action is instituted to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or

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notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

          This Note shall be construed in accordance with the laws of the state of Delaware, without regard to the conflicts of law provisions of the state of Delaware or of any other state.

          The Maker has caused this Convertible Promissory Note to be issued as of the date first above written.


                                       NETWORK COMPUTER, INC.


                                       By: /s/ Jerry Baker
                                           -------------------------

                                       Title: Chief Executive Officer
                                              -----------------------




















             --Signature Page to the Convertible Promissory Note--